Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-11 of Ellington Housing Inc. of our report dated May 22, 2013 relating to the financial statements and financial statement schedule of Ellington Housing Entities, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 31, 2013